SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Airpark Road Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting from Nasdaq Small Cap Market

On November 8, 2004 Senetek PLC (“Senetek” or the “Company”) received a notice from the Nasdaq Stock Market of its determination to delist Senetek’s American Depositary Shares (“ADSs”) from the Nasdaq SmallCap Market at the opening of business on November 10, 2004 as a result of Senetek’s inability to meet the alternative continued listing criteria set forth in Nasdaq Marketplace Rule 4320(e)(2) relating to shareholders’ equity, market value of listed securities and net income.

Senetek intends to appeal the delisting decision to Nasdaq’s Listing and Hearing Review Council, although this review will not stay the delisting of the Company’s ADSs on November 10. If the delisting decision is upheld, Senetek will seek either to regain its listing on the Nasdaq SmallCap Market or to list on the American Stock Exchange at such time as the Company may be eligible under applicable initial listing standards. The Company also intends to continue to pursue its strategic business plan (including, among other steps, active pursuit of acquisition and business combination opportunities) with an objective of satisfying the requisite listing standards of the Nasdaq SmallCap Market and/or the American Stock Exchange.

Item 8.01 Other Events

On November 9, 2004 Senetek issued a press release announcing that its American Depository Shares will be delisted from the Nasdaq Small Cap Market effective as of the opening of business on November 10, 2004. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed as part of this report:

Press release dated November 9, 2004 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004	SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated November 9, 2004 announcing that its American Depository Shares will be delisted from the Nasdaq Small Cap Market effective as of the opening of business on November 10, 2004.